Exhibit 10.14

         EXCLUSIVE MASTER DEVELOPMENT AGREEMENT AND INVESTMENT AGREEMENT

     This Exclusive Master Development Agreement and Investment Agreement (the "Agreement") is entered into this 1st day of November, 2000 (the "Effective Date") by and between Sports Group International, Inc., a Florida corporation ("SPGK") and Rilwala Group, Inc., an Illinois corporation, ("Master Developer") with reference to the following facts.

                                    RECITALS:

     WHEREAS, SPGK, through four wholly-owned subsidiaries, Frullati Franchise Systems, Inc., Malibu Smoothie Franchise Corporation, Rollerz Franchise Systems, LLC, and Tahi Mana, LLC, franchises the following four retail food concepts: (a) Frullati Cafe & Bakery; (b) Surf City Squeeze; (c) Rollerz; and (d) Tahi Mana (collectively, the "Concepts");

     WHEREAS, Rilwala Group Inc.'s principals and shareholders have extensive experience operating franchised retail food establishments and related businesses;

     WHEREAS, Rilwala Group , Inc. desires to become a Master Developer of SPGK of its four retail Concepts throughout the United States, Europe, Asia, Africa, Australia, New Zealand, and Fiji;

     WHEREAS, Rilwala Group, Inc. also desires to become a significant shareholder in SPGK; and

     WHEREAS, based upon the financial resources, management and overall business expertise and operational experience and infrastructure of Rilwala Group , Inc. and its principals and shareholders, SPGK desires to enter into an exclusive master development and investment agreement with Rilwala Group, Inc.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is mutually agreed as follows:

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                                   AGREEMENT:

     1. GRANT OF EXCLUSIVE MASTER DEVELOPMENT RIGHTS. For the agreement to purchase 1,600,000 shares of SPGK's unregistered and restricted common stock set forth in Section 3 below and other valuable obligations set forth in this Agreement, SPGK hereby grants Rilwala Group , Inc. the exclusive master development rights for its four Concepts, and any other retail food concepts developed or acquired by SPGK and Rilwala Group, Inc under Sections 12 and 13 of this Agreement, throughout the "Territory", as defined in Section 2 below. Hereinafter, Rilwala Group , Inc. shall be referred to as the "Master Developer."

     2. TERRITORY. The exclusive master development rights for SPGK's four retail Concepts, as well as any other retail food concepts developed or acquired by SPGK and Master Developer under Sections 12 and 13 of this Agreement (collectively, the "Additional Concepts"), granted to Master Developer under Section One above shall be for the entire United States (all 50 states), Europe, Asia, Africa, Australia, Fiji, and New Zealand, except for the following excluded areas (collectively, the "Excluded Territory"):

     a. Southern California (defined as the area within the state of California that is south, all the way to the southern border of California (i.e., California/Mexico border), of an imaginary straight line drawn from the northern most point of Santa Barbara Country east to the California/Nevada border and west to the pacific ocean) for all four Concepts;
     b. The entire states of Illinois, Wisconsin, and Michigan for Frullati Cafe and Bakery and Surf City Squeeze;
     c.   The entire state of Texas for Rollerz;
     d.   The entire country of Canada for all four Concepts;
     e.   All of the following Middle East countries for Surf City Squeeze only:
          (i) Saudi Arabia; (ii) Oman; (iii) United Arab Emirates; (iv) Qatar;
          (v) Kuwait; (vi) Egypt; (vii) Lebanon; and (viii) Jordan; and
     f.   The entire country of Mauritius for all four Concepts.

After omitting the Excluded Territory detailed above, the regions comprising the entire United States (all 50 states), Europe, Asia, Africa, Australia, New Zealand, and Fiji will hereinafter be referred to as the "Territory."

     3. PURCHASE OF SPGK COMMON STOCK. Master Developer hereby agrees to purchase 1,600,000 shares of SPGK's unregistered and restricted common stock from SPGK for $1.00 per share, for a total of $1,600,000 (the "Purchase Price"). The Purchase Price shall be paid by Master Developer to SPGK according to the following payment schedule:

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     a.   $250,000 on or before October 19, 2000, the receipt of which is hereby acknowledged by SPGK;
     b.   $250,000 on or before the Effective Date of this Agreement ;
     c.   $500,000 on or before November 20, 2000; and
     d.   $600,000 on or before December 15, 2000.

SPGK shall issue Master Developer the entire 1,600,000 unregistered and restricted common shares upon receipt of the last installment of the Purchase Price of $600,000 (due on or before December 15, 2000). Upon execution of this Agreement, SPGK shall prepare for execution a separate Share Purchase Agreement to document this purchase by Master Developer of 1,600,000 shares of SPGK's unregistered and restricted common stock for $1.00 per share. The Share Purchase Agreement, which shall be executed by the parties as soon as commercially practicable after the execution of this Agreement, will contain the standard representations and warranties from both SPGK and Master Developer that are find in such agreements, including, but not limited to, the following representations from the Master Developer: (i) that Master Developer is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933; and (ii) that Master Developer understands that the SPGK common shares to be purchased are characterized as "restricted shares" under the Securities Act of 1933 inasmuch as they are being acquired from SPGK in a transaction not involving a public offering and that under the Securities Act of 1933 and applicable regulations thereunder such common shares may be resold without registration under the Securities Act of 1933 only in certain limited circumstances.

     4. DEVELOPMENT OF TERRITORY. Under this Agreement, Master Developer shall have the right to subdivide the Territory into various regions (hereinafter referred to as "Subregions") that are to be offered for sale by Master Developer to third parties for development of the Concepts and Additional Concepts, if applicable, under the Area Representative Agreement attached hereto as Exhibit "A." The third parties who purchase the rights to develop the Concepts in the Subregions shall be referred to as "Area Representative(s)." The Master Developer shall have sole discretion in determining the geographical boundaries of each Subregion and the identity of the Area Representative for each Subregion. However, the fee to be charged to the Area Representative for each Subregion to be developed under an Area Representative Agreement (the "Area Representative Fee") must be mutually agreed upon by SPGK and the Master Developer. Additionally, the form of Area Representative Agreement attached hereto as Exhibit "A" must be utilized by Master Developer for each Subregion sold to an Area Representative for development of the four Concepts and Additional Concepts, if applicable, and such agreement may be modified and/or amended by mutual agreement of SPGK and Master Developer to meet the individual requirements of each Area Representative. SPGK shall be responsible for the drafting of each Area Representative Agreement sold during the term of this Agreement.

     5. MINIMUM DEVELOPMENT OBLIGATION; TERM OF AGREEMENT. The initial term of this Agreement is seven full years, beginning on the Effective Date and ending on December 31, 2007 (the "Initial Term"). To retain its exclusive master development rights granted under this Agreement during the Initial Term, Master

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Developer must sell three Area Representative Agreements for Subregions of the
Territory in the United States in each of the first seven years of this Agreement, as detailed below:

                                               MIN. DEVELOP.      CUMULATIVE
       TIME PERIOD                              OBLIGATION        ARA'S SOLD
       -----------                              ----------        ----------
Effective Date - December 31, 2001                   3                 3
January 1, 2002 - December 31, 2002                  3                 6
January 1, 2003 - December 31, 2003                  3                 9
January 1, 2004 - December 31, 2004                  4                13
January 1, 2005 - December 31, 2005                  4                17
January 1, 2006 - December 31, 2006                  4                21
January 1, 2007 - December 21, 2007                  4                25

     If more than three or four, as applicable, Area Representative Agreements are sold during any one year, the excess may be carried over to Master Developer's remaining development obligations in future years. In the event the Master Developer does not meet its minimum development obligation in any of the first seven years, this Agreement shall remain in full force and effect for the remaining period of the Initial Term except it shall no longer be exclusive at the end of the year in which Master Developer failed to meet its minimum development obligation. To avoid this loss of exclusivity at the end of any year, Master Developer can pay SPGK $128,000 for each ARA it is short, on a cumulative basis, (the "Additional Fee") to retain its exclusivity for one additional year period. IF MASTER DEVELOPER SUCCESSFULLY SELLS 25 AREA REPRESENTATIVE AGREEMENTS BY DECEMBER 31, 2007 AND HAS MET ITS MINIMUM DEVELOPMENT OBLIGATIONS AT THE END OF EACH YEAR OR PAID THE ADDITIONAL FEE AT THE END OF EACH YEAR IF SUCH MINIMUM DEVELOPMENT OBLIGATION WAS NOT MET, THIS AGREEMENT, INCLUDING ITS EXCLUSIVE DEVELOPMENT RIGHTS, SHALL BE EXTENDED FOR A PERPETUAL DURATION OF TIME AND MASTER DEVELOPER SHALL HAVE NO ADDITIONAL DEVELOPMENTAL OBLIGATIONS UNDER THIS AGREEMENT (ALTHOUGH MASTER DEVELOPER AGREES TO UTILIZE ITS BEST EFFORTS TO CONTINUE TO DEVELOP THE CONCEPTS, AND ADDITIONAL CONCEPTS, IF APPLICABLE, IN THE TERRITORY UNDER THIS AGREEMENT). If Master Developer has not sold 25 or more Area Representative Agreements for Subregions in the Territory by December 31, 2007, whether or not one or more Additional Fee(s) were paid during the Initial Term, this Agreement shall terminate and be of no further force and effect, including SPGK's obligations under Section 6 below to issue any additional warrants that have not been earned by SPGK due to its failure to meet the above development schedule.

     6. ISSUANCE OF WARRANTS TO PURCHASE SPGK COMMON STOCK. SPGK shall issue to Master Developer the following warrants to purchase unregistered and restricted SPGK common shares from SPGK: (a) SPGK shall issue Master Developer a warrant to purchase 1,200,000 unregistered and restricted SPGK common shares for $0.25 per share from SPGK within ten days of Master Developer selling its 5th Area Representative Agreement for Subregions in the Territory under this Agreement ("Warrant 1"). Warrant 1 shall expire 3 years from the date it is issued by SPGK to Master Developer; (b) SPGK shall issue Master Developer a warrant to purchase

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1,200,000 unregistered and restricted SPGK common shares for $0.25 per share from SPGK within ten days of Master Developer selling its 10th Area Representative Agreement for Subregions in the Territory under this Agreement ("Warrant 2"). Warrant 2 shall expire 3 years from the date it is issued by SPGK to Master Developer; (c) SPGK shall issue Master Developer a warrant to purchase 600,000 unregistered and restricted SPGK common shares for $0.25 per share from SPGK within ten days of Master Developer selling its 12th Area Representative Agreement for Subregions in the Territory under this Agreement ("Warrant 3"). Warrant 3 shall expire 3 years from the date it is issued by SPGK to Master Developer; (d) SPGK shall issue Master Developer a warrant to purchase 600,000 unregistered and restricted SPGK common shares for $0.40 per share from SPGK within ten days of Master Developer selling its 15th Area Representative Agreement for Subregions in the Territory under this Agreement ("Warrant 4"). Warrant 4 shall expire 5 years from the date it is issued by SPGK to Master Developer; (e) SPGK shall issue Master Developer a warrant to purchase 1,200,000 unregistered and restricted SPGK common shares for $0.40 per share from SPGK within ten days of Master Developer selling its 20th Area Representative Agreement for Subregions in the Territory under this Agreement ("Warrant 5"). Warrant 5 shall expire 5 years from the date it is issued by SPGK to Master Developer; and (f) SPGK shall issue Master Developer a warrant to purchase 1,200,000 unregistered and restricted SPGK common shares for $0.40 per share from SPGK within ten days of Master Developer selling its 25th Area Representative Agreement for Subregions in the Territory under this Agreement ("Warrant 6"). Warrant 6 shall expire 5 years from the date it is issued by SPGK to Master Developer. Warrant 1 through 6 detailed above shall collectively be referred to as the "Warrants." To evidence each of the Warrants when they are earned by Master Developer (via the sale of Area Representative Agreements), SPGK shall deliver to Master Developer its standard warrant agreement, attached hereto as Exhibit "B", modified for the specific number of shares, exercise price, and expiration date of the particular warrant being issued as set forth above.

     7. DIVISION OF AREA REPRESENTATIVE FEE. FOR EACH AREA REPRESENTATIVE Agreement sold by Master Developer for a Subregion of the Territory during the term of this Agreement, the Area Representative Fee shall be split as follows:
(a) 7% of the Area Representative Fee shall be payable to Master Developer to cover the Master Developer's expenses; (b) 3% of the Area Representative Fee shall be payable to SPGK to cover SPGK's expenses, including all of SPGK's legal expenses in preparing the individual Area Representative Agreement(s) and related documents ; (c) 45% of the Area Representative Fee shall be payable to Master Developer; and (d) the remaining 45% of the Area Representative Fee shall be paid to SPGK.

     8. FUTURE TRANSACTION OPTION FOR EXISTING LOCATIONS OF THE CONCEPTS. Beginning from the Effective Date of each individual Area Representative Agreement sold pursuant to this Agreement in the Territory and for a period of eighteen months, Master Developer will have the option to purchase the franchise rights to all (but no lesser amount) of the Frullati Cafe & Bakery, Surf City Squeeze, Rollerz, and Tahi Mana locations operating in the Subregions of the Territory as of the date of the individual Area Representative Agreement (the "Future Transaction"). The Future Transaction is an all or nothing purchase,

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meaning that to exercise the option for the Future Transaction, Master Developer must agree to purchase the franchise rights to ALL (I.E., NO LOCATIONS CAN BE EXCLUDED AND NOT PURCHASED) of the Frullati Cafe & Bakery, Surf City Squeeze, Rollerz, and Tahi Mana locations operating in the specific Subregion of the Territory as of the date of the individual Area Representative Agreement. In an effort to facilitate the Future Transaction and after the Effective Date of the individual Area Representative Agreement, SPGK will provide Master Developer with a listing of all Frullati Cafe & Bakery, Surf City Squeeze, Rollerz, and Tahi Mana locations operating in the specific Subregion of the Territory as of the date of this Agreement and copies of the franchise agreements for each of these locations. Master Developer and SPGK agree that the consideration to be paid by Master Developer for the Future Transaction will be calculated as follows: (i) the annualized royalties for each franchise location shall be multiplied by the number of years (and/or months) left on the commercial real estate leases for the premises of each franchise location being purchased under the Future Transaction (the "Estimated Individual Royalties"); (ii) for each franchise location to be purchased by Master Developer under this option, Master Developer shall pay SPGK in cash 25% of the Estimated Individual Royalties at the time the option for the Future Transaction is exercised; and (iii) for each existing Frullati Cafe & Bakery, Surf City Squeeze, Rollerz, and Tahi Mana franchise purchased by Master Developer under the Future Transaction, SPGK shall receive one-third of all Continuing Royalty Fees and related income (i.e., Assignment Fees, Renewal Fees, etc.) generated from the locations for as long as each location operates as a Frullati Cafe & Bakery, Surf City Squeeze, Rollerz, or Tahi Mana franchisee. Upon completion of the Future Transaction, Master Developer shall have complete authority and the obligation to enforce the terms of the applicable franchise agreement(s) for the locations purchased under the Future Transaction, including inspecting the locations and working with SPGK to take any necessary legal or other related actions to ensure each location is complying with all terms of its franchise agreement and upholding the standards of the applicable franchise system (see Section 9 (I) of this Agreement below regarding the splitting of legal fees and related expenses arising from the locations of the Concepts covered under the Future Transaction). If the Master Developer elects to exercise its option for the Future Transaction during the 18 month option period, Master Developer shall receive 2/3 of all Continuing
Royalty Fees and related income (i.e., assignment fees, renewal fees, etc.) collected from the Concepts operating in the specific Subregion of the Territory (the "Future Transaction Income"). SPGK shall remit to Master Developer the Future Transaction Income by the 15th of each month for the prior month's Future Transaction Income received.

     In the event Master Developer exercises the option under this Section 8 for the Future Transaction, an amendment to this Agreement will be drafted and executed by the parties to evidence the occurrence and specific details of the Future Transaction. Master Developer shall have no obligation to enter into the Future Transaction; such transaction is completely optional for Master Developer. Further, Master Developer may enter into its own agreement with the individual Area Representative in the Subregion where the Future Transaction option was exercised to split the rights and duties conveyed from SPGK to Master Developer under the Future Transaction (the "Future Transaction Agreement"). The

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terms of the Future Transaction Agreement shall all be included in the applicable Area Representative Agreement under section 2.3 (if such terms are known at the time the Area Representative Agreement is executed) or as an amendment to the applicable Area Representative Agreement if the option for the Future Transaction is exercised at a later date.

     9. SPGK AND MASTER DEVELOPER'S RIGHTS AND DUTIES UNDER EACH AREA REPRESENTATIVE AGREEMENT. In addition to the specific rights and duties detailed in the form of Area Representative Agreement attached hereto as Exhibit "A" (the "ARA"), the following summarizes some specific and additional rights and duties of both SPGK and the Master Developer under such agreement:

          A. Under Section 1 of the ARA, Master Developer and SPGK must mutually agree on the amount and type of consideration to be paid by the Area Representative for the Area Representative Fee, including any promissory notes or deferred payment of such fee.

          B. Subsection Intentionally Deleted.

          C. Pursuant to Section 3.5 of the ARA, SPGK shall be fully responsible for the drafting of all Franchise Documents, as such term is defined in the ARA, for each franchised location of the Concepts sold in the Territory. Due to this responsibility, SPGK is entitled to retain 100% of the $500 Legal Expense Deduction and the entire 2% Accounting Expense Deduction referenced in Section
8.4 that is charged for each franchise sold in the Subregions of the Territory, whether owned corporately by the individual Area Representative or franchised to a separate third party.

          D. Pursuant to Section 3.7 of the ARA, SPGK shall forward all franchise sales and real estate leads received by it for potential franchisees and real estate in each Subregion of the Territory to the applicable Area Representative. Additionally, SPGK shall forward all potential Area Representative leads received by it for unsold Subregions in the Territory to Master Developer.

          E. With regards to Section 4.2 of the ARA and except as detailed in
Section 11 of this Agreement, SPGK shall be responsible for the preparation of the annual UFOC Disclosure Statements for each of the Concepts and the registration of each UFOC in states with additional registration and disclosure requirements. SPGK and Master Developer shall equally split all costs associated in preparing and filing the UFOCs for each Concept in each applicable state, including all legal fees. SPGK shall furnish Master Developer with updated UFOCs for each of the Concepts on an annual basis.

          F. Pursuant to Sections 4.3 of the ARA, representatives of SPGK will be available in person at its offices in Scottsdale, Arizona throughout the term of this Agreement to meet or consult by telephone with representatives of Master Developer regarding the sale of Area Representative Agreements, issues relating to the design, construction, and operation of franchise units for the Concepts,

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product distribution issues, and any other issues arising under this or any other Agreement between the parties.

          G. With regards to training under Articles 3 and 4 of the ARA, SPGK hereby acknowledges its obligation to provide each new Area Representative who purchases a Subregion of the Territory under this Agreement with 10 days of initial training as provided in such section. Except for the training provided for under this subsection, Master Developer acknowledges that SPGK has no additional training obligations to the Master Developer, individual Area Representatives or the franchisees in each Subregion of the Territory developed by Master Developer's Area Representatives.

          H. Master Developer hereby acknowledges and agrees that SPGK and its affiliates and subsidiaries have no obligation to assist Master Developer or the Area Representatives in acquiring new locations, including becoming a party (i.e., tenant, subtenant, etc.) to any commercial real estate leases in the Territory. Notwithstanding the forgoing, SPGK still agrees to forward all real estate and related development leads to Master Developer as they are received by SPGK and its personnel. Additionally, if a situation arises whereby Master Developer or SPGK elects to act as a guarantor of a commercial real estate lease in a Subregion of the Territory in order to secure prime real estate, Master Developer and SPGK hereby agree to both mutually guarantee such lease.

          I. Under Section 6.9 of the ARA, Master Developer agrees to equally split SPGK's (i.e., the Franchisor under the ARA) 2/3 share of any and all costs and expenses arising from offensive or defensive franchisee mediations/legal proceedings involving franchisees in Subregions of the Territory that purchased a franchise of one of the Concepts after the Effective Date. Additionally, if Master Developer exercises the option for the Future Transaction under Section 8 above, Master Developer agrees to equally split any and all legal expenses and related costs in enforcing the franchise agreements (for events occurring after the completion of the Future Transaction) for franchise locations covered by the Future Transaction. Finally, if a dispute arises between an Area Representative (in its capacity as the Area Representative or in its capacity as a franchisee of a corporate owned location) and either SPGK or Master Developer, both SPGK and Master Developer agree to equally split all costs in prosecuting or defending such dispute.

          J. Except for the Legal Expense Deduction and Accounting Expense Deduction provided under Section 8.4 of the ARA, which shall be retained 100% by SPGK as provided for in Subsection (C) above, Master Developer and SPGK hereby agree to evenly split SPGK's 2/3 share of all Initial Franchise Fees, Continuing Royalty Fees, renewal fees, and assignment fees provided for under Article 8 of the ARA (collectively, the "Franchisee Revenue"). SPGK shall remit to Master Developer its share of the Franchisee Revenue by the 15h of each month for the prior month's Franchisee Revenue received.

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          K. Master Developer and SPGK hereby acknowledge that neither party is entitled to receive any separate sales commissions from the sale of Area Representative Agreements in the Territory.

          L. Master Developer acknowledges that if it uses a third party broker or sales agent to sell any Area Representative Agreements in the Territory or franchises in any of the Subregions after the Effective Date, the cost and/or commission for such third party broker or sales agent is the sole responsibility of Master Developer. Notwithstanding the foregoing, if Master Developer obtains SPGK's prior written consent to utilize a third party broker or sales agent to sell Area Representative Agreements or franchises in specific Subregions of the Territory, SPGK and Master Developer shall equally split the fees and expenses, if any, for such broker.

          M. If an Area Representative defaults under the ARA, including the failure to meet the development schedule, and the ARA is terminated pursuant to
Article 13, Master Developer shall be allowed to resell the Subregion of the Territory covered by such ARA to a third party pursuant to Section 9.5 of the ARA. When Master Developer resells a Subregion of the Territory under this subsection, the new Area Representative Fee collected shall be split between SPGK and Master Developer as provided under Section 7 of this Agreement.

          N. If SPGK collects the Additional Fee from any Area Representative as provided under Section 9.4 of the ARA, such Additional Fee shall be split equally between SPGK and the Master Developer. SPGK shall remit to Master Developer its 50% share of the Additional Fee by the 15th of the month after the month such Additional Fee was received by SPGK.

          O. All fees collected by SPGK under Section 13.4 of the ARA shall be evenly split with Master Developer ("Post Termination Franchise Revenues"). SPGK shall remit to Master Developer its 50% share of the Post Termination Franchise Revenue by the 15th of each month for the prior month's Post Termination Franchise Revenue received. In situations covered by this subsection where an ARA is terminated but the former Area Representative maintains franchise locations in the Subregion of the Territory after such termination, Master Developer shall assume the obligation for all remaining operational support for the locations until a new Area Representative Agreement is sold for the Subregion of the Territory.

          P. SPGK and Master Developer must mutually agree to exercise the option under Section 17.1.2 of the ARA to purchase an Area Representative Agreement back on the same terms offered by a third party purchaser. If a mutually agreement is reached, SPGK and Master Developer shall equally split the purchase price to be paid to the selling Area Representative.

          Q. Alls fees collected by SPGK under Section 17.1.9 of the ARA representing an administrative/transfer fee for the sale of an Area Representative Agreement ("ARA Transfer Revenue") shall be evenly split with

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Master Developer. SPGK shall remit to Master Developer its 50% share of the ARA
Transfer Revenue by the 15th of the month following the month such ARA Transfer Revenue was collected by SPGK.

          R. In the event litigation and/or mediation arises between an Area Representative who purchased its ARA after the Effective Date and either SPGK or Master Developer ("ARA Dispute"), SPGK and Master Developer agree to split all costs, including legal fees and expenses, mediation costs, etc., arising from any ARA Dispute (whether such dispute arises under the ARA or under a specific franchise agreement where the Area Representative is a franchisee for a corporate owned location in the Subregion of the Territory) equally (including all fees and expenses arising under Article 20 of the ARA). Additionally, SPGK and Master Developer shall work with one another in prosecuting or defending any ARA Dispute or dispute with a third party franchisee in any Subregion of the Territory developed and sold during the term of this Agreement.

          S. Master Developer and SPGK hereby acknowledge and agree that SPGK shall be responsible for drafting each of the Area Representative Agreements sold by Master Developer during the term of this Agreement at SPGK's sole expense (which expense shall be offset by SPGK's 3% allocation of the Area Representative Fee to cover its out-of-pocket expenses incurred in the sale of each ARA).

          T. Except as provided for under Section 10 below, SPGK shall be responsible for all of the product purchasing functions in each of the Subregions of the Territory sold by Master Developer under this Agreement, including all costs associated with such activity.

          U. All funds generated by Master Developer from the sale of Area Representative Agreements in the Territory and from the Area Representatives in selling franchises of the Concepts in the Territory (and the resulting continuing royalties and related fees to be received from third party franchisees) shall always be paid directly to SPGK or one of its wholly owned subsidiaries (i.e., all check payments shall be made payable to either SPGK or one of its subsidiaries). In this regard, SPGK shall be fully responsible for all of the accounting functions under this Agreement, each of the Area Representative Agreements sold by Master Developer, and each of the individual franchise agreements for the Concepts in Subregions of the Territory sold by each individual Area Representative. Except for its receipt of the Accounting Expense Deduction provided for under Section 8.4 of the ARA (and detailed under Section 9(C) of this Agreement), all accounting costs shall be the sole responsibility of SPGK and its subsidiaries.

          V. Except as provided in Section 4.4 of the ARA , SPGK shall be responsible for all of the initial training of the Area Representatives who purchase ARA for Subregions of the Territory, including SPGK's costs of such training. Additionally, the Area Representatives shall be responsible for all of the training of the new franchisees in their specific Subregion of the Territory, including all applicable costs of such training.

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          W. Master Developer (and each individual Area Representative, as applicable) shall be responsible for all operational aspects, including all associated operational costs, for each of the individual locations of the Concepts in the Territory, including operational support to each Area Representative and franchisee. Notwithstanding the forgoing, unless the option for the Future Transaction is exercised under Section 9 of this Agreement above, Master Developer will have no operational responsibility for the outlets of the Concepts already open in the Territory prior to the Effective Date of this Agreement.

          X. SPGK shall be fully responsible for all of the legal functions relating to the drafting of the UFOCs for the Concepts, registering the UFOCs in individual states and countries, drafting of the ARAs, drafting each of the Area Representative Agreements and associated documents sold by Master Developer, and drafting each of the individual franchise agreements and related documents for the Concepts in the Territory sold by each individual Area Representative. SPGK's costs for all of these legal functions detailed in this subsection shall be partially recovered by the following: (i) retention of 100% of the Legal Expense Deduction provided for under Section 8.4 of the ARA; (ii) the 3% share of the Area Representative Fee to cover out-of-pocket expenses provided for under Section 7 above; and (iii) Master Developer equally splitting SPGK's legal and other expenses relating to the preparation and registration of the Concept's UFOCs on an annual basis, including registering such UFOCs with all required states (as detailed under subsection E above).

          Y. SPGK and Master Developer shall work together in developing all marketing materials for use in the following areas: (i) promoting the sale of Area Representative Agreements in the Territory; (ii) promoting the sale of franchises for the Concepts in each of the Subregions of the Territory by both the individual Area Representative and the Master Developer , and (iii) promoting the products and services of the Concepts at the individual store level in the Subregions of the Territory (collectively, the "Marketing Materials"). SPGK and Master Developer shall equally split all of the out-of-pocket costs of the Marketing Materials (i.e., printing costs, design costs, shipping costs, etc.) as they are produced. SPGK shall not be entitled to reimbursement from Master Developer for its personnel costs related to producing/designing the Marketing Materials. If any specific ARA provides for the Area Representative to either share the costs of the Marketing Materials or purchase the Marketing Materials from either Master Developer or SPGK, the monies received from the Area Representative for such materials shall be equally split between SPGK and Master Developer in an effort to reduce each parties' out-of-pocket expenses relating to the Marketing Materials.

          Z. For each Subregion in the Territory developed by Master Developer through an Area Representative under this Agreement, Master Developer shall be entitled to 40% of the product/manufacturer rebates received by SPGK from the suppliers of products for the Concept's in the Territory for locations opened after the Effective Date of this Agreement (the "Rebates"). SPGK shall remit to Master Developer its 40% share of the Rebates by the 15th day after each calendar quarter for the preceding quarter's Rebates received. If, after the Effective Date of this Agreement, Master Developer becomes more involved in the

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development and costs of SPGK's proprietary products and the establishment and retention of its vendor relationships, SPGK shall consider equally splitting the Rebates with Master Developer.

          AA. In the event that an Area Representative and Master Developer exercise the option for the Future Transaction under Section 2.3 of the ARA and SPGK has received the initial 25% payment referenced in such section, Master Developer shall be entitled to 40% of the product/manufacturer rebates received by SPGK from the suppliers of products for the Concept's in the Territory where the Future Transaction option was exercised and completed for locations opened prior to the Effective Date of this Agreement (the "Additional Rebates"). SPGK shall remit to Master Developer its 40% share of the Additional Rebates by the 15th day after each calendar quarter for the preceding quarter's Additional Rebates received.

          BB. During the term of this Agreement, upon written notice from SPGK that is accompanied by proof of any franchisee deficiencies (i.e., photographs, accounting records, etc.), Master Developer agrees to take any and all actions, legal or otherwise, to enforce the terms of the franchise agreement(s) for each franchised location of the Concepts operating in any Subregions of the Territory that were opened after the Effective Date of this Agreement. Additionally, this obligation shall extend to all franchised locations of the Concepts that are in a Subregion of the Territory where Area Representative and Master Developer have exercised the option for the Future Transaction. Master Developer's obligation under this subsection shall be performed as soon as commercially practicable after receipt of written notice from SPGK, and shall include working with the applicable Area Representative for compliance and operational deficiencies, collection of royalties, etc. Additionally, Master Developer's obligations under this subsection shall extend to working with SPGK to assist in taking appropriate legal actions to ensure each franchisee complies with all of the material terms of its franchise agreement and upholds the standards of the applicable franchise system.

          CC. If Master Developer or SPGK retains an equity interest in any Area Representative Agreement or in the actual Area Representative for a Subregion of the Territory developed under this Agreement, SPGK and Master Developer hereby agree that such equity interest, including all profits and losses generated from it, shall be split equally between the two parties. Additionally, SPGK and Master Developer hereby agree to split the cost of such equity interest in the ARA or in the actual Area Representative.

          DD. SPGK and Master Developer hereby jointly agree to the following chain of command structure under this Agreement and each of the individual ARAs:
(i) the primary source of contact, including sales efforts and support services, with the franchisees of the Concepts in the Subregions developed in the Territory under this Agreement (including, if applicable, the franchisees covered by the Future Transaction) shall be the applicable Area Representative;
(ii) the Master Developer shall serve as each Area Representative's primary source of contact for assistance and support with both the franchisees, the development of the Subregion of the Territory, and the overall running of the Area Representative's business; and (iii) SPGK will work exclusively with the Master Developer as detailed in this Agreement and to assist with issues that

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may arise that the Master Developer and/or individual Area Representative were unable to solve themselves(s) (i.e., litigation and related disputes with individual franchisees, distribution and product issues, etc.).

          EE. All monies owed to SPGK by Master Developer for its share of expenses and related costs already incurred to be split equally by the parties as provided for throughout this Agreement shall be deducted from SPGK's payment to Master Developer on the 15th of each month for the prior month's monies collected and due Master Developer SPGK shall provide written documentation to Master Developer to substantiate all deductions from monies due Master Developer under this Agreement with the remittance on the 15th of each month for the prior month's activities.

     10. DISTRIBUTION CENTERS. SPGK hereby agrees and acknowledges that Master Developer has the exclusive right to establish Distribution Centers in and to service all of the locations of the Concepts in Illinois, Michigan, and Wisconsin ("Pre-existing Territory"), and in any Subregions of the Territory its sells to an Area Representative under this Agreement. Notwithstanding the foregoing, unless Master Developer (and/or the Area Representative, if applicable) have exercised the option and completed the Future Transaction, Master Developer will not be allowed to service locations of the Concepts (from its Distribution Center(s)) located and operating prior to the Effective Date of this Agreement in either the Pre-existing Territory or in any Subregions of the Territory developed via an Area Representative under this Agreement. SPGK hereby further agrees and acknowledges that Master Developer will have sole ownership of the allowed Distribution Centers, and Master Developer shall be entitled to 100% of the profits (and absorb 100% of any losses) from such centers. Master Developer hereby agrees to not interfere with any of SPGK's existing supplier/vendor agreements already in place and effect in any area of the Territory. Additionally, in its capacity as a distributor under this Section 10, Master Developer agrees that it will purchase products from SPGK's existing suppliers and vendors at the same price and on substantially the same terms as SPGK's existing distributors.

     11. INTELLECTUAL PROPERTY EXPENSES OUTSIDE THE UNITED STATES. SPGK and Master Developer hereby agree to equally split all out-of-pocket costs and expenses, including outside legal counsel fees and applicable registration fees, to register the trademarks of the Concepts in any foreign country located within the Territory at such time as the foreign country Subregion is being sold pursuant to an Area Representative Agreement. SPGK shall be responsible for obtaining such trademarks and overseeing handling all intellectual property matters for the Concepts in foreign countries included within the Territory. After the Effective Date of this Agreement, SPGK and Master Developer shall mutually decide which countries SPGK should immediately begin the process to register the trademarks of its Concepts.

     12. DEVELOPMENT OF NEW RETAIL FOOD CONCEPTS. In the event SPGK identifies a new retail food concept for development during the term of this Agreement and its Board of Directors, by a majority vote, has agreed to the development of the new concept (the "New Concept(s)"), Master Developer shall have 30 days from the

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date of SPGK's Board of Director approval of the New Concept to decide whether to include the New Concept under the definition of Concepts in this Agreement. If Master Developer does decide to include the New Concept under this Agreement, Master Developer shall equally share in all of SPGK's costs to develop and market the New Concept (and the New Concept shall be included as part of the definition of Concepts under this Agreement via an amendment). In the event Master Developer decides not to include the New Concept under this Agreement, SPGK is free to still develop the New Concept at its sole cost and expense. Furthermore, in this latter situation, SPGK shall also be entitled to own or franchise locations for the New Concept anywhere in the Territory.

     13. ACQUISITION OF ADDITIONAL RETAIL FOOD CONCEPTS. In the event SPGK identifies an existing retail food concept for acquisition during the term of this Agreement and its Board of Directors, by a majority vote, has agreed to the acquisition of the existing concept from a third party (the "Existing Concept(s)"), Master Developer shall have 30 days from the date of SPGK's Board of Director approval of the acquisition of the Existing Concept to decide whether to include the Existing Concept under the definition of Concepts in this Agreement. If Master Developer does decide to include the Existing Concept under this Agreement, Master Developer shall equally share in all of SPGK's out-of-pocket due diligence expenses (i.e., legal fees and expenses, travel expenses, etc.) and the purchase price of the acquisition of the Existing Concept (and the Existing Concept shall be included as part of the definition of Concepts under this Agreement via an amendment). In the event Master Developer decides not to include the Existing Concept under this Agreement, SPGK is still free to acquire the Existing Concept at its sole cost and expense. Furthermore, in this latter situation, SPGK shall also be entitled to own or franchise locations for the Existing Concept anywhere in the Territory.

     14. SECTION INTENTIONALLY DELETED.

     15. BOARD OF DIRECTOR REPRESENTATION. Master Developer will be entitled to have one of its principals sit on SPGK's Board of Directors upon the execution of this Agreement. Additionally, Master Developer will be entitled to have another one of its principals sit on SPGK's Board of Directors upon Master Developer selling its 12th Area Representative Agreement for Subregions of the Territory pursuant to this Agreement. Finally, Master Developer shall be entitled to have one additional principal sit on SPGK's Board of Directors upon Master Developer selling its 25th Area Representative Agreement for Subregions of the Territory pursuant to this Agreement. For all three of these Board of Director seats on SPGK's Board, Master Developer's designee shall be entitled to immediately attend and participate in all Board of Director meetings, but shall not be a voting director until formally elected by SPGK's shareholders at its annual shareholder meeting. In this regard, SPGK agrees to nominate such designee(s) from Master Developer for formal election to the Board of Directors at the first annual shareholder meeting after such designee from Master Developer is eligible for the seat pursuant to this Section 15.

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     16. NOTICE. Written notices under this Agreement shall be delivered personally through private courier or sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered to the parties at the following address:

     SPGK                            Sports Group International, Inc.
                                     Attn - Kevin Blackwell
                                     7730 E. Greenway Rd., Suite 104
                                     Scottsdale, AZ  85260

     RILWALA GROUP, INC.             Rilwala Group, Inc.
                                     Attn - Haresh Shah
                                     9238 Normandy
                                     Morton Grove, IL  60053

     If personally delivered, such notice shall be effective upon delivery. If mailed as Provided for above, such notice shall be effective three business days after it is deposited in the United States mail, correctly addressed to the party to be notified, with proper postage affixed.

     17. NON-PERFORMANCE BY SPGK OF MONETARY OBLIGATIONS. In the event SPGK does not perform its monetary obligations to Master Developer under this Agreement and 30 days has elapsed from receipt of written notice from Master Developer detailing such lack of performance, all future revenue that is covered by this Agreement and the applicable individual ARAs shall be collected by an escrow agent and deposited into an escrow account, with the escrow agent instructed to disburse such funds according to the terms of this Agreement and the applicable ARA. Once SPGK has performed all of its outstanding and past due monetary obligations due Master Developer, the escrowing of all revenues shall cease.

     18. INDEMNIFICATION FOR EXISTING FRANCHISEES. SPGK agrees to defend and hold Master Developer harmless from any and all liability arising from action or inaction of SPGK's franchisees in the Territory prior to the Effective Date of this Agreement. This indemnification will continue during the term of this Agreement for all of SPGK's franchisees in operation prior to the Effective Date of this Agreement in the Territory that are not included in a completed Future Transaction under Section 8 above. This indemnification shall cease for any of SPGK's franchisees in the Territory that are included in a completed Future Transaction as of the date the Future Transaction is completed.

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     19. NORMAL RULE OF CONSTRUCTION. The parties to this Agreement have each reviewed the Agreement with their respective counsel. Consequently, the normal rule of construction to the effect that an agreement is to be strictly construed against the drafter should not apply to this Agreement.

     20. COMPLETE AND FINAL AGREEMENT. This Agreement constitutes the complete expression of the terms of the Exclusive Master Development and Investment Agreement between the parties, and all prior and contemporaneous agreements, representations and negotiations, whether oral or written, are superseded. No representations, understandings or agreements have been made or relied upon in the making of this Agreement, other than those specifically set forth herein.

     21. SEVERABILITY. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable, for any reason, the remainder of the Agreement shall be effective and binding upon the parties.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     23. AMENDMENTS AND OTHER MODIFICATIONS. Any alterations, modifications, amendments, variations, or additions to this Agreement shall only be valid if in writing and executed by all parties.

     24. VENUE FOR DISPUTES. In the event a dispute arises between the parties over the Agreement, Master Developer and SPGK both agree that they will commence such legal proceeding only in the Federal District Court for the District of Arizona, and both SPGK and Master Developer consent to the jurisdiction in the Federal District Court for the District of Arizona. In the event the parties do not meet the jurisdictional requirements for Federal District Court, the parties consent to jurisdiction in the Superior Court, Maricopa County, State of Arizona. Both parties agree that mailing to its last known address by certified mail of any process shall constitute lawful and valid process. In all cases, SPGK and Master Developer each waives any right to a trial by jury.

     25. GOVERNING LAW. This Agreement shall be governed by the substantive laws of the state of Arizona.

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     The undersigned have executed this Agreement as of the Effective Date first written above and this Agreement shall be effective from and after the Effective Date.


"SPGK"                                  SPORTS GROUP INTERNATIONAL, INC.

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"MASTER DEVELOPER"                      RILWALA GROUP, INC.

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